Exhibit 5.1

       [Letterhead of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC]


April 4, 2006

Delta and Pine Land Company
One Cotton Row
Scott, MS 38772

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Delta and Pine Land Company, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to up to 1,000,000 shares of the Company's common stock, par value $0.10 per share (the "Shares"), issuable or to be held under the terms of the Company's Defined Contribution Plan as referenced in the Registration Statement (the "Plan").

In connection therewith, we have relied upon, among other things, our examination of the Certificate of Incorporation and bylaws of the Company and such other documents, records of the Company, and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

     (i) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

     (ii) The Shares covered by the Registration Statement have been duly authorized for issuance and, when issued or held pursuant to the terms of the Plan, will be legally issued, fully paid and nonassessable.

This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to, and to the use of our name in, the Registration Statement.

Very truly yours,

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, PC


By: /s/ Sam D. Chafetz
--------------------------------
Sam D. Chafetz, Esq.